EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Inhibikase Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock issuable upon exercise of Series A-1 Warrants	457(c)	40,139,474(2)	$3.225(3)	$129,449,803.65	$0.00015310	$19,818.77

Fees to Be Paid	Equity	Common Stock issuable upon exercise of Series B-1 Warrants	457(c)	73,813,529(2)	$3.225(3)	$238,048,631.025	$0.00015310	$36,445.25

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—		—

	Total Offering Amounts					$367,498,434.675		$56,264.02

	Total Fees Previously Paid					—		$0

	Total Fee Offsets					—		$0

	Net Fee Due							$56,264.02

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers an indeterminate number of shares of Inhibikase Therapeutics, Inc.’s common stock, $0.001 par value per share (the “Common Stock”), which may become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock.

(2)

The shares of Common Stock will be offered for resale by the selling stockholders pursuant to the prospectus contained in the registration statement to which this exhibit is attached. The registration statement registers the resale of an aggregate of 113,953,003 shares of Common Stock, which consists of (i) 40,139,474 shares of Common Stock issuable upon the exercise of outstanding Series A-1 Warrants, or in lieu thereof, pre-funded warrants to purchase the same number of shares of Common Stock and (ii) 73,813,529 shares of Common Stock issuable upon the exercise of outstanding Series B-1 Warrants, or in lieu thereof, pre-funded warrants to purchase the same number of shares of Common Stock.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on Nasdaq Capital Market on January 7, 2025 of $3.225 per share.